SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 14, 2012

SPECTRUM GROUP INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11988	22-2365834
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1063 McGaw Irvine, CA (Address of principal executive offices)	92614 (Zip code)

Registrant's telephone number, including area code:  (949) 955-1250
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 1.01    Entry into a Material Definitive Agreement
As disclosed on Form 8-K filed with the Securities and Exchange Commission on March 7, 2012, on March 5, 2012, Spectrum Group International, Inc. (the “Company”) entered into a securities purchase agreement (as amended by Amendment No. 1, dated July 4, 2012, as disclosed on Form 8-K filed with the Securities and Exchange Commission on July 5, 2012, the “Securities Purchase Agreement”) with Afinsa Bienes Tangibles En Liquidacion, S.A. (“Afinsa”) and Auctentia, S.L. (“Auctentia.”).
On September 14, 2012, the Company, Afinsa and Auctentia entered into Amendment No. 2 to the Securities Purchase Agreement, pursuant to which the outside date, after which the agreement may be terminated by the parties if certain conditions to closing have not been satisfied, has been extended from September 15, 2012 to September 25, 2012.

A copy of Amendment No. 2 is filed as Exhibit 10.1 to this Report.

Item 8.01    Other Events
On September 14, 2012, the Company announced the sale of its stamp business to a management group for a cash purchase price of $7.75 million. A copy of a press release announcing the sale, along with the amendment to the Securities Purchase Agreement and the extension of the expiration date for the Company's pending rights offering to September 20, 2012, is filed as Exhibit 10.2 to this Report.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Amendment No. 2 to the Securities Purchase Agreement, dated as of September 14, 2012, among Spectrum Group International, Inc., Afinsa Bienes Tangibles En Liquidacion, S.A. and Auctentia, S.L
99.1	Press Release, dated September 14, 2012, announcing extension of the outside date under the Securities Purchase Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 14, 2012

SPECTRUM GROUP INTERNATIONAL, INC.

By:	/s/ Carol Meltzer
Name:	Carol Meltzer
Title:	General Counsel and Secretary